UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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BRT REALTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRT REALTY TRUST

60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
(516) 466-3100

Notice of Annual Meeting of Shareholders
March 10, 2006

The Annual Meeting of Shareholders of BRT Realty Trust will be held on Friday, March 10, 2006, at 9:00 a.m. local time, at the offices of BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, New York for the following purposes:

1.                To elect four Class I Trustees to serve until the 2009 Annual Meeting of Shareholders; and

2.                To transact any other business as may properly come before the meeting.

Shareholders of record at the close of business on January 23, 2006 will be entitled to notice of and to vote at our annual meeting. It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card. Certain shareholders can also vote their shares over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Simeon Brinberg
Secretary

Great Neck, New York
January 27, 2006

BRT REALTY TRUST

2006 ANNUAL MEETING
PROXY STATEMENT

PROXY STATEMENT

GENERAL

Our board of trustees is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2006 annual meeting of shareholders of BRT Realty Trust. In this proxy statement we refer to BRT Realty Trust as “BRT,” “we,” “our,” “us,” “our company,” or the “Trust.” The meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 a.m., local time, on Friday, March 10, 2006.

The date of this proxy statement is January 27, 2006, the approximate date on which we are mailing this proxy statement and the accompanying form of proxy to our shareholders. Our fiscal year begins on October 1st and ends on September 30th. References in this proxy statement to the “year 2005” or “fiscal 2005” refers to the twelve month period from October 1, 2004 through September 30, 2005.

Our executive offices are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021. Our telephone number is (516) 466-3100.

VOTING PROCEDURES

Shareholders of record at the close of business on January 23, 2006 are entitled to notice of and to vote at the annual meeting of shareholders. The record date was established by our board of trustees. You are entitled to one vote for each common share of beneficial interest you own on January 23, 2006 and do not have the right to vote cumulatively in the election of trustees. Our common shares of beneficial interest constitute our only class of voting securities outstanding and will vote as a single class on all matters to be considered at the annual meeting. On the record date, there were 7,885,368 common shares of beneficial interest outstanding and entitled to vote. In order to carry on the business at the meeting, we must have a quorum present in person or by proxy. This means that at least a majority of the outstanding shares must be represented at the meeting, either in person or by proxy, regardless of whether you vote your shares. The affirmative vote of a plurality of the outstanding shares present and voting at the meeting, in person or by proxy, is required to elect the four nominees as Class I Trustees.

Because many shareholders cannot attend the meeting in person, it is necessary that a large number of shares be represented by proxy. Most shareholders have a choice of voting over the internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage paid envelope provided. Please refer to your proxy card or to the information provided by your bank, broker, or other holder of record to see which options are available to you. You should be aware that if you vote over the internet, you may incur costs, such as telephone and internet access charges, for which you will be responsible. The internet and telephone voting facilities for shareholders of record will close at 12:01 a.m., E.S.T. on March 10, 2006. If you vote by telephone or via the internet, it is not necessary to return a proxy card. The internet and telephone voting procedures are designed to authenticate shareholders by use of a control number, and to allow you to confirm that your instructions have been properly recorded.

If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case, you should sign the proxy card and deliver it to the person so named, and the person so named must then be present to vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

You can revoke your proxy at any time before it is exercised. To revoke your proxy, you may file a written revocation with our Secretary, or you may deliver a properly executed proxy bearing a later date. If you vote by telephone or internet, you may also revoke your proxy with a timely and valid later telephone or internet vote, as the case may be. You may also revoke your proxy by attending the meeting and voting in person. If not so revoked, the shares represented by such proxy will be voted.

Votes withheld from nominees for trustee and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum has been reached. Votes withheld from nominees for trustee have the same effect as votes against.

If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the meeting. Under the rules of the New York Stock Exchange, if you hold your shares through a broker, your broker is permitted to vote your shares on the election of trustees even if the broker does not receive instructions from you. Broker non-votes will have no effect on the outcome of the election of trustees.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If no choice is indicated on the proxy card, the persons named as your proxies will vote the shares “FOR” the four nominees (Patrick J. Callan, Sr., Alan H. Ginsburg, Jeffrey A. Gould and Jonathan H. Simon) for Class I Trustee, and as the proxy holders may determine, in their discretion, with respect to other matters that properly come before the meeting. The board of trustees is not currently aware of any business to be acted upon at the meeting other than that which is described in this proxy statement. A representative of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

COST OF PROXY SOLICITATION

We will pay the entire cost of soliciting proxies, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders.

GOVERNANCE OF OUR COMPANY

We are governed by a board of trustees and by the committees of the board. Members of the board are kept informed about our business through discussions with our chairman, president and chief executive officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. During fiscal 2005, the board held four meetings and enacted resolutions by unanimous consent on two occasions. Each trustee attended at least 75% of the aggregate number of board and applicable committee meetings in fiscal 2005.

The board of trustees has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The board has affirmatively determined that each of Kenneth F. Bernstein, Patrick J. Callan, Sr., Louis C. Grassi, Alan H. Ginsburg, David G. Herold, Jeffrey Rubin and Jonathan H. Simon, a majority of its trustees, are “independent” for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and all of the members of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange. The board based these determinations primarily on a review of the responses of our trustees to questions regarding employment and compensation history, affiliations, family, other relationships and discussions with the trustees. In determining the independence of each of the foregoing trustees, the board considered that (i) on January 3, 2006, Mr. Callan’s son became the President of One Liberty Properties, Inc., a party to a shared services agreement, along with BRT, Gould Investors L.P. and other entities, and in which

Messrs. Frederic H. Gould, Jeffrey A. Gould and Mathew J. Gould, officers and trustees of BRT, are also officers and directors (see “Certain Relationships and Related Transactions”), and concluded that such position did not adversely effect Mr. Callan’s independence and (ii) Gould Investors L.P. owns less than 4% of the outstanding shares of Newtek Business Services, Inc., a public company, where Mr. Rubin is a director and an executive officer, and concluded that such passive investment by Gould Investors L.P. did not adversely effect Mr. Rubin’s independence.

The board has adopted a Charter for each committee (other than the Executive Committee), as well as corporate governance guidelines that address the make-up and functioning of the board. You can find these materials by accessing the corporate governance section of our website at www.brtrealty.com. Copies of these charters and the corporate governance guidelines may be obtained by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary.

Code of Business Conduct and Ethics

We have also adopted a code of business conduct and ethics that is designed to help our trustees, officers, employees, agents and consultants resolve ethical issues in an increasingly complex business environment. The code of business conduct and ethics applies to all trustees, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions. The code of business conduct and ethics covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The code of business conduct and ethics is available at the corporate governance section of our website at www.brtrealty.com and may be obtained by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. We may post amendments to or waivers of the provisions of the code of business conduct and ethics made with respect to any of our trustees, officers, employees, agents or consultants on that website. During fiscal 2005, no amendments were made to the code of business conduct and ethics and there were no waivers of the provisions of the code of business conduct and ethics with respect to any of our trustees, officers, employees, agents or consultants.

Audit Committee

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, all of whom are independent trustees and at least one of whom is an “audit committee financial expert.” Our board of trustees has determined that all of the members of our Audit Committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual of the New York Stock Exchange, and that Louis C. Grassi, chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K promulgated pursuant to the Securities Exchange Act of 1934, as amended.

The Audit Committee, which is comprised of Patrick J. Callan, Sr., Louis C. Grassi and David G. Herold, met four times during fiscal 2005. The Audit Committee is responsible for (i) the quality and integrity of our financial statements and internal controls, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualification and independence, (iv) the performance of our internal audit function and of our independent registered public accounting firm and (v) the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The board has determined that each member of the Audit Committee satisfies the financial literacy and expertise requirements of the New York Stock Exchange.

Compensation Committee

The Compensation Committee, which is comprised of Patrick J. Callan, Sr., David G. Herold and Jeffrey Rubin, met once during fiscal 2005. The Compensation Committee reviews and sets the compensation of our chief executive officer and assists management in making recommendations to the board with respect to the salaries, bonuses and stock incentive awards of other officers and key employees. The Compensation Committee also administers our stock option plan and equity incentive plan and approves stock option grants and restricted stock awards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which is comprised of Louis C. Grassi, David G. Herold and Jeffrey Rubin, met twice in fiscal 2005. The responsibilities of the Nominating and Corporate Governance Committee include proposing a slate of trustees for election to the board of trustees at the annual meeting of shareholders, identification and recommendation of candidates to fill vacancies on the board of trustees between annual meetings of shareholders and monitoring corporate governance matters, including overseeing our corporate governance guidelines, code of business conduct and ethics and periodically reviewing the independence of non-management trustees.

The board believes that it should be comprised of trustees with complementary backgrounds, and that trustees should, at a minimum, have expertise that may be useful to us. Trustees should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.

When considering candidates for trustee, the Nominating and Corporate Governance Committee will take into account a number of factors, including the following:

•       Independence from management;

•       Whether the candidate has relevant business experience;

•       Judgment, skill, integrity and reputation;

•       Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;

•       Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•       The size and composition of the existing board.

The Nominating and Corporate Governance Committee will consider candidates for trustee suggested by shareholders, applying the criteria for candidates described above, considering the additional information referred to below and evaluating such nominees in the same manner as other candidates. Shareholders wishing to suggest a candidate for trustee should write to our Secretary and include:

•       A statement that the writer is a shareholder and is proposing a candidate for consideration by the committee;

•       The name of and contact information for the candidate;

•       A statement of the candidate’s business and educational experience;

•       Information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;

•       A statement detailing any relationship between the candidate and any competitor of the Trust;

•       Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•       A statement that the candidate is willing to be considered and willing to serve as a trustee if nominated and elected.

Before nominating a sitting trustee for re-election at an annual meeting of shareholders, the Nominating and Corporate Governance Committee will consider:

•       The trustee’s performance on the board; and

•       Whether the trustee’s re-election would be consistent with our corporate governance guidelines.

When seeking candidates for trustee, the Nominating and Corporate Governance Committee may solicit suggestions from management, incumbent trustees or others. The Nominating and Corporate Governance Committee will interview a candidate if it believes the candidate might be suitable to be a trustee. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the board, it will recommend the candidate’s election to the full board.

This year Alan H. Ginsburg and Jonathan H. Simon are standing for election by shareholders for the first time. Both were elected by the board of trustees to serve, and have served, since December 2005. Both were recommended to the Nominating and Corporate Governance Committee by management which believed that both would make valuable additions to the board because of their experience in the real estate industry.

Non-Management Trustee Executive Session

In accordance with New York Stock Exchange listing standards, our non-management trustees meet regularly in executive sessions without management. “Non-management” trustees are all those trustees who are not employees or officers of the Trust and include trustees, if any, who are not determined to be “independent” by our board of trustees by virtue of the existence of a material relationship with the Trust. The board has not designated a “Lead Director” or a single trustee to preside at executive sessions. The person who presides over executive sessions of non-management trustees is one of the committee chairman (other than the chairman of the executive committee) and the presiding trustee rotates among the chairmen of the board’s committees.

Shareholder Communications with Non-Management Trustees

Shareholders of the Trust who want to communicate with our non-management directors confidentially may do so by sending a letter to:

Non-Management Trustees
BRT Realty Trust
Suite 303
60 Cutter Mill Road
Great Neck, NY 11021
Attention: Secretary

Please note that the mailing envelope must contain a clear notation that it is confidential, and your letter should indicate that you are a shareholder of BRT Realty Trust.

Shareholder Communications with Trustees

Shareholders of the Trust who want to communicate with the board or any individual trustee can write to:

BRT Realty Trust
Suite 303
60 Cutter Mill Road
Great Neck, NY 11021
Attention: Secretary

Your letter should indicate that you are a shareholder of BRT Realty Trust. Depending on the subject matter, the Secretary will:

•       Forward the communication to the trustee or trustees to whom it is addressed;

•       Attempt to handle the inquiry directly; for example where it is a request for information about the Trust or it is a stock-related matter; or

•       Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each board meeting, the Secretary will present a summary of communications received, if any, since the last meeting that were not forwarded and make those communications available to the trustees on request.

Trustee Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our annual meeting of shareholders and expect that our trustees will attend, absent a valid reason. At the annual meeting of shareholders held in March 2005, except for David G. Herold, all of the individuals then serving as trustees were in attendance.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Patrick J. Callan, Sr., David G. Herold and Jeffrey Rubin. None of the members of the Compensation Committee has ever been an officer or employee of our company or any of our subsidiaries and no “compensation committee interlocks” existed during fiscal 2005.

Compensation of Trustees

Members of our board of trustees who are not employees of BRT are paid an annual retainer of $15,000. Each member of the Audit Committee is paid an annual retainer of $5,000, the Chairman of the Audit Committee is paid an additional annual retainer of $2,000, each member of the Compensation Committee is paid an annual retainer of $3,000 and each member of the Nominating and Corporate Governance Committee is paid an annual retainer of $2,000. Additionally, (i) each trustee receives a fee of $750 for attending a board of trustees meeting in person and $250 for attending a board of trustees meeting via telephone conference, (ii) each Audit Committee member receives a fee of $1,000 for attending an Audit Committee meeting in person and $500 for attending an Audit Committee meeting via telephone conference, (iii) each Compensation Committee member receives a fee of $750 for attending a Compensation Committee meeting in person and $250 for attending a Compensation Committee meeting via telephone conference, and (iv) each Nominating and Corporate Governance Committee member receives a fee of $500 for attending a Nominating and Corporate Governance Committee meeting in person and $250 for attending a Nominating and Corporate Governance Committee meeting via telephone conference. In addition, in fiscal 2005, each non-employee trustee of BRT was awarded 1,000 restricted shares under the BRT Realty Trust 2003 Incentive Plan. The restricted shares awarded to the trustees have a five year “cliff” vesting provision during which period the registered owner is entitled to vote and to receive cash distributions on such shares. Non-employee trustees who reside outside of the local area also receive reimbursement for travel expenses incurred in attending board and committee meetings.

Independence of Trustees

The following standards for “director” independence are applicable to BRT in accordance with the New York Stock Exchange corporate governance listing standards:

•       No trustee of BRT qualifies as “independent” unless the board affirmatively determines that the trustee has no material relationship with BRT or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BRT or any of its subsidiaries);

•       A trustee who is an employee, or whose immediate family member is an executive officer, of BRT or any of its subsidiaries is not independent until three years after the end of such employment relationship;

•       A trustee who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from BRT or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•       A trustee who is, or who has an immediate family member who is, a current partner of BRT’s internal or external auditor, a trustee who is a current employee of the internal or external auditor, a trustee who has an immediate family member who is a current employee of BRT’s internal or external auditor and who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice, or a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of BRT’s internal or external auditor and personally worked on BRT’s audit within that time, can not be considered independent.

•       A trustee who is employed, or whose immediate family member is employed, as an executive officer of another company where any of BRT’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

•       A trustee who is a current employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, BRT or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
TRUSTEES AND EXECUTIVE OFFICERS

The following table sets forth information concerning shares owned by (i) all persons known to own beneficially 5% or more of our outstanding shares, (ii) all trustees and nominees for trustee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all trustees and executive officers as a group.

Name of and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class

Kenneth F. Bernstein(2)	2,000	*
1311 Mamaroneck Avenue White Plains, NY 10605
Patrick J. Callan, Sr.(2)	52,750	*
280 Park Avenue, 11th Floor West New York, NY 10017
Alan H. Ginsburg(2)	0	*
1551 Sandspur Road Maitland, FL 32751
Gould Investors L.P.(3)	2,108,048	26.60%
Fredric H. Gould(2)(3)(4)(5)	2,699,499	34.05%
Jeffrey A. Gould(2)(3)(6)	249,970	3.15%
Matthew J. Gould(2)(3)(7)	2,367,315	29.86%
Mitchell Gould(3)	38,200	*
Louis C. Grassi(2)	2,750	*
Grassi & Company CPA P.C. 2001 Marcus Avenue, S265 Lake Success, NY 11042
David Heiden(3)	50,650	*
David G. Herold(2)	34,750	*
2822 S.E. Dune Road, #2104 Stuart, FL 34996
Gary Hurand(2)(8)	231,331	2.92%
P.O. Box 310289 Flint, MI 48531
Mark H. Lundy(3)	57,185	*
Henry Moskowitz	570,700	7.20%
and the Argo Corporation(9) 50 West 17th Street New York, NY 10011
Jeffrey Rubin(2)	2,000	*
100 Quentin Roosevelt Boulevard Garden City, NY 11530

Jonathan H. Simon(2)	0	*
Simon Development Group 19 West 21st Street, Suite 902 New York, NY 1001
George Zweier(3)	17,950	*
All Trustees and Executive Officers as a group (18 in number)(10)(11)	4,135,758	52.17%

 *      Less than 1%

(1)    Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 7,927,618 common shares of beneficial interest outstanding on January 23, 2006.

(2)    A trustee.

(3)    Address is 60 Cutter Mill Road, Suite 303, Great Neck, NY  11021.

(4)    Includes 257,990 shares owned by the pension and profit sharing trusts of BRT Realty Trust, REIT Management Corp. and Gould Investors L.P. of which Mr. Fredric H. Gould and two non-trustee officers are trustees, as to which shares Mr. Gould has shared voting and investment power.

(5)    Includes 34,762 shares held by Mr. Fredric H. Gould as co-trustee for the children of his brother (as to which shares Mr. Gould disclaims beneficial interest), 25,000 shares owned by a trust for the benefit of Mr. Gould’s grandchildren of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest), and 18,988 shares owned by a partnership in which an entity wholly-owned by Mr. Gould is the managing general partner. Also includes 30,048 shares owned by One Liberty Properties, Inc., of which Mr. Gould is chairman of the board and chief executive officer, and 2,108,048 shares owned by Gould Investors L.P. Does not include 25,015 shares owned by Mrs. Fredric Gould, as to which shares Mr. Gould disclaims beneficial interest and Mrs. Fredric Gould has sole voting and investment power.

(6)    Includes 22,252 shares owned by Mr. Jeffrey A. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest) and 25,000 shares owned by a trust for the benefit of Mr. Gould’s children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest). Does not include 40,000 shares owned by Mrs. Jeffrey Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Jeffrey Gould has sole voting and investment power.

(7)    Includes 15,666 shares owned by Mr. Matthew J. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest), 25,000 shares owned by a trust for the benefit of Mr. Gould’s children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims a beneficial interest) and 2,108,048 shares owned by Gould Investors L.P. (Mr. Gould is President of the managing general partner of Gould Investors L.P.). Does not include 39,500 shares owned by Mrs. Matthew Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Matthew Gould has sole voting and investment power.

(8)    Includes 50,477 shares owned by a partnership in which Mr. Hurand is a partner, and 121,377 shares owned by a corporation in which Mr. Hurand is an officer and shareholder.

(9)    Based on information provided by the shareholder. Includes 82,600 shares owned by the Henry Moskowitz and Rose Moskowitz 1999 Family Foundation.

(10)  This total is qualified by notes (4) through (8).

(11)  Includes an aggregate of 16,250 shares which underlie options.

ELECTION OF TRUSTEES

(Proposal 1)

The board of trustees is divided into three classes, each of which is elected for a staggered term of three years. Our Third Amended and Restated Declaration of Trust provides for the number of trustees to be between five and fifteen, the exact number to be determined by our board of trustees. The board has fixed the number of trustees at ten effective as of the date of our annual meeting of shareholders. The board may, following the meeting, increase or decrease the size of the board and fill any resulting vacancy or vacancies.

At the annual meeting of shareholders, four Class I Trustees (Patrick J. Callan, Sr., Alan H. Ginsburg, Jeffrey A. Gould and Jonathan H. Simon) will be standing for re-election to our board of trustees. Each nominee has been recommended to our board of trustees by the Nominating and Corporate Governance Committee for election at the annual meeting and nominated by the board of trustees to stand for election at the annual meeting to hold office until our 2009 annual meeting and until his successor is elected and qualified. The Class II Trustees will be considered for re-election at our 2007 annual meeting and the Class III Trustees will be considered for re-election at our 2008 annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

David G. Herold, a Class I Trustee whose term expires at the annual meeting, informed the Trust that for personal reasons, he has decided not to stand for re-election at the annual meeting. Mr. Herold has been a trustee since 1997. Mr. Herold is a private investor and was President and Chief and Executive Officer of Metro Bancshares, Inc., the savings and loan holding company for Bayside Federal Savings and Loan Association, from 1988 to 1994.

We expect each nominee to be able to serve if elected. However, if any nominee is unable to serve as a trustee, unless a shareholder withholds authority, the persons named in the proxy card may vote for any substitute nominee proposed by the board of trustees. Each nominee, if elected, will serve until the annual meeting of shareholders to be held in 2009. Each other trustee whose current term will continue after the date of our 2006 annual meeting will serve until the annual meeting of shareholders to be held in 2007, with respect to the Class II Trustees, and 2008, with respect to the Class III Trustees.

The following table sets forth certain information regarding each nominee for election to the board of trustees:

NOMINEES OF CLASS I TRUSTEES WHOSE TERM WILL EXPIRE IN 2009

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Patrick J. Callan, Sr.(1)
69 years

Trustee since 1984; Real estate consultant since January 2001; Senior Principal of The RREEF Funds, a real estate investment manager for pension funds, from 1984 to January 2001; Director of M&T Bank Corporation; Advisory Director of M&T Bank Corporation, New York City Division.

Alan H. Ginsburg
67 years	Trustee since December 13, 2005; Chief Executive Officer since 1987 of The CED Companies, a private company which develops, builds and manages multi-family apartment communities.
Jeffrey A. Gould(2)
40 years

Trustee since 1997; President and Chief Executive Officer since January 2002, President and Chief Operating Officer from March 1996 to December 2001; Senior Vice President and director since December 1999 of One Liberty Properties, Inc.; Senior Vice President of the managing general partner of Gould Investors L.P. since 1996.

Jonathan H. Simon
40 years

Trustee since December 13, 2005; President and Chief Executive Officer since 1994 of The Simon Development Group, a private company which owns and manages a diverse portfolio of residential, retail and commercial space.

Vote Required for Approval of Proposal 1

The affirmative vote of a plurality of the voting power of shareholders present in person or represented by proxy at the meeting is required for the election of each nominee for trustee.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ELECTION OF PATRICK J. CALLAN, SR., ALAN H. GINSBURG, JEFFREY A. GOULD AND JONATHAN H. SIMON AS CLASS I TRUSTEES. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION AS TRUSTEES OF PATRICK J. CALLAN, SR., ALAN H. GINSBURG, JEFFREY A. GOULD AND JONATHAN H. SIMON, UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

The following tables set forth information regarding trustees whose terms will continue after the date of the annual meeting:

CLASS II TRUSTEES WHOSE TERM EXPIRES IN 2007

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Matthew J. Gould(2)
46 years

Trustee since June 2004, a senior vice president since 1993, and a trustee from March 2001 to March 2004; President of Georgetown Partners, Inc. since March 1996; Vice President of REIT Management Corp. since 1986; director and senior vice president of One Liberty Properties, Inc. since 1999.

Louis C. Grassi
50 years	Trustee since June 2003; Managing partner of Grassi & Co. CPAs, P.C. since 1984; Director of Flushing Financial Corp. since 1998.
Jeffrey Rubin
38 years

Trustee since March 2004; President and director of Newtek Business Services, Inc., a holding company for several wholly and majority owned operating subsidiaries and certified capital companies, since February 1999.

CLASS III TRUSTEES WHOSE TERM EXPIRES IN 2008

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Kenneth F. Bernstein
44 years	Trustee since June 2004; President and Chief Executive Officer of Acadia Realty Trust since January 2001.
Fredric H. Gould(1)(2)
70 years

Trustee since 1983; Chairman of the Board of BRT since 1984; Chief Executive Officer of BRT from March 1996 to December 31, 2001; Chairman of the Board of Directors since 1989, Chief Executive Officer since July 2005, Chief Executive Officer from December 1999 to December 2001, and President from July 2005 to December 31, 2005, of One Liberty Properties, Inc.; Chairman of the Board of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., since December 1997 and sole member of Gould General LLC, a general partner of Gould Investors L.P.; President of REIT Management Corp. since 1986; Director of East Group Properties, Inc. since 1998.

Gary Hurand
59 years

Trustee since 1990; President of Dawn Donut Systems, Inc. since 1971; President of Management Diversified, Inc., a real property management and development company, since 1987; Director of Republic Bancorp Inc. since 1990.

(1)          Member of the Executive Committee.

(2)          Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Ernst & Young LLP was the Trust’s independent registered public accounting firm for fiscal 2005 and throughout the periods covered by the financial statements for fiscal 2005. A representative of Ernst & Young LLP is expected to attend our annual meeting and will be available to respond to questions from shareholders, and may make a statement if such representative desires to do so.

The Audit Committee has not yet finalized the retention of Ernst & Young LLP for our audit of fiscal 2006. The Audit Committee is discussing the audit fees for fiscal 2006 with Ernst & Young LLP, and may determine to retain another firm as the Trust’s independent registered public accounting firm if the Audit Committee determines that such retention is in the best interests of the Trust and its shareholders.

Audit Fees and Other Fees

The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended September 30, 2004 and 2005, for the audit of internal control over financial reporting for the year ended September 30, 2005 and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	Fiscal 2004	Fiscal 2005
Audit fees (1)	$182,500	$392,500
Audit-Related Fees	—	—
Tax fees (2)	16,500	19,000
All other fees (3)	10,000	77,500
TOTAL FEES	$209,000	$489,000

(1)          Audit fees include fees for the audit of our annual consolidated financial statements, for review of the financial statements included in our quarterly reports on Form 10-Q and for the annual audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)          Tax fees consist of fees for tax advice, tax compliance and tax planning.

(3)          All other fees consist of fees paid for the review of Registration Statements on Form S-3 and Form S-8 filed by BRT.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee pre-approves all audit, tax fees and non-audit services involving our independent registered public accounting firm.

In addition to the audit work necessary for us to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are pre-approved by the Audit Committee. The Audit Committee approved all non-audit services (which are set forth in the table above) performed by our independent registered public accounting firm in fiscal 2005.

Our independent registered public accounting firm is prohibited from providing the following types of services:

•       bookkeeping or other services related to our accounting records or financial statements;

•       financial information systems, design and implementation;

•       appraisal or valuation services, fairness opinions or contribution-in kind-reports;

•       actuarial services;

•       internal outsourcing services;

•       management functions or human resources;

•       broker or dealer, investment adviser or investment banking services; and

•       legal services and expert services related to the audit.

Approval Process

The Audit Committee annually reviews and approves the retention of the Trust’s independent registered public accounting firm for each fiscal year and the audit of our financial statements for such fiscal year, including the fee associated with the audit. In addition, the Audit Committee approves the provision of tax related non-audit services. Any fees for the audit and any fees for tax related services in excess of those approved by the Audit Committee must receive the prior approval of the Audit Committee.

Proposals for any other non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance at a regularly scheduled meeting, by unanimous consent or at a meeting held by telephone conference.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent trustees and operates under a written charter adopted by the board of trustees. The Audit Committee reviews the charter on an annual basis. The board of trustees has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards independence requirements for Audit Committee members and has determined that each member of the Audit Committee is “independent,” as required by Section 10A(m)(3) and by the listing standards of the New York Stock Exchange.

The Audit Committee is appointed by the board of trustees to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent registered public accounting firm and the Trust’s internal controls. It is the responsibility of executive management to prepare the Trust’s financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the independent registered public accounting firm to perform an independent audit of the Trust’s financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

In this context, the Audit Committee met on four occasions in fiscal 2005 and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the 2005 year end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the Trust’s internal control procedures and its evaluation of the Trust’s internal controls with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function. The Audit Committee also reviewed with management the process used for the certifications required under the Sarbanes-Oxley Act of 2002 of the Trust’s filings with the Securities and Exchange Commission, including the activities of the Disclosure Controls and Procedures Committee. In fiscal 2005, the Audit Committee reviewed the unaudited quarterly financial statements prior to the filing of each Form 10-Q with the Securities and Exchange Commission and each quarterly earnings press release. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditor’s independence, and has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Audit Committee reviewed and approved the auditors’ fees, both for performing audit and non-audit services, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the auditor’s independence and concluded that it was compatible.

The Audit Committee was provided with a report by the independent registered public accounting firm that included a description of material issues raised by its most recent “peer review” and any inquiry or investigation by governmental or professional authorities within the past few years respecting one or more independent audits carried out by the independent registered public accounting firm.

The Audit Committee meets with the independent registered public accounting firm and the accounting firm performing the internal control audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the Trust’s financial reporting. In fiscal 2005, the Audit Committee reviewed and discussed the Trust’s progress in complying with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the audit of internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the Trust’s audited financial statements for the year ended September 30, 2005 be included in the Trust’s Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the Securities and Exchange Commission.

Louis C. Grassi (Chairman)
Patrick J. Callan, Sr.
David G. Herold

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table discloses the compensation paid and accrued for services rendered in all capacities to us during the last three fiscal years for our chief executive officer and the four other most highly compensated executive officers whose annual compensation exceeded $100,000 for fiscal 2005.

		Annual Compensation		Long Term Compensation
				Restricted	Securities
	Fiscal			Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Awards($)(1)	Options (#)	Compensation($)(2)
Jeffrey A. Gould	2005	$386,885	—	$68,295	—	$31,500
President and Chief	2004	372,803	—	51,926	—	30,563
Executive Officer(3)	2003	335,074	—	35,838	—	30,000
Mitchell Gould	2005	$313,415	$11,000	$25,905	—	$31,500
Vice President(4)	2004	197,871	10,000	17,543	—	30,563
	2003	158,818	9,000	11,438	—	25,173
David Heiden	2005	$311,415	$9,000	$21,195	—	$31,500
Vice President(4)	2004	198,902	10,000	17,543	—	30,563
	2003	163,075	8,000	11,438	—	25,661
George Zweier	2005	$115,461	$12,500	$14,130	—	$19,194
Vice President	2004	109,383	10,000	9,356	—	17,907
	2003	104,833	10,000	10,675	—	17,225
Mark H. Lundy	2005	$139,558	—	$68,295	—	—
Senior Vice	2004	151,589	—	51,926	—	—
President(3) (5)	2003	123,650	—	35,838	—	—

(1)          Represents the grant of restricted stock awards which the executive received, subject to vesting. The restricted stock awards vest after five years. The values set forth above for 2005, 2004 and 2003 are based on the closing prices of our common shares of beneficial interest on the New York Stock Exchange on January 31, 2005, February 10, 2004, and May 2, 2003, respectively, the dates of the awards, which were $23.55, $23.39 and $15.25, respectively. The restricted stock awards receive cash dividends at the rate paid on all BRT’s common shares of beneficial interest. The number  of restricted shares awarded in 2005 was 2,900 shares for each of Messrs. Jeffrey A. Gould and Mark H. Lundy and 1,100 shares, 900 shares and 600 shares for Messrs. Mitchell Gould, David Heiden and George Zweier, respectively.

(2)          Represents annual contributions under the BRT Realty Trust Pension Plan for Jeffrey A. Gould, Mitchell Gould, David Heiden  and George Zweier. The only other type of Other Annual Compensation for each of the Named Executive Officers is in the form of perquisites that is less than the level required for reporting.

(3)          Reference is made to the caption “Certain Relationships and Related Transactions” for a discussion of fees paid to REIT Management Corp., the Advisor and compensation and fees paid by REIT Management Corp. to executive officers of BRT. Fredric H. Gould, chairman of our board of trustees, is the sole shareholder of REIT Management Corp. Reference is also made to the caption “Certain Relationships and Related Transactions” for a discussion of fees paid to Jeffrey A. Gould and Mark H. Lundy (and other executive officers of BRT) by another entity owned by Fredric H. Gould which received payments in fiscal 2005 from BRT for services rendered.

(4)          Includes commissions paid to Messrs. Mitchell Gould and David Heiden. Each is paid a commission of five basis points on loans originated by the Trust. Commissions paid to each of Messrs. Gould and Heiden totaled $165,916 in fiscal 2005.

(5)          Mark H. Lundy does not receive compensation directly from BRT. He receives salary from Gould Investors L.P. and his salary is allocated to BRT and other related entities pursuant to a shared services agreement. The salary set forth is the amount allocated to BRT. See “Certain Relationships and Related Transactions.”

BRT Pension Plan

The BRT Realty Trust Pension Plan is a defined contribution plan governing all of our employees. The Pension Plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-trustee officers of our company). We make annual contributions to the Pension Plan on behalf of each employee in an amount equal to 15% of such employee’s annual earnings, not to exceed $31,500 per employee in 2005. Partial vesting commences one year after employment with us, increasing annually until full vesting is achieved at the completion of five years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined primarily by the amount of contributions. The following table sets forth the amount contributed to the Pension Plan in fiscal 2005 for the benefit of each named executive officer (other than Mark H. Lundy who does not participate in the Pension Plan), the aggregate amount accrued to date and the credited years of service for each named executive officer.

Name	Amount Contributed in 2005	Aggregate Amount Accumulated to Date	Years of Service
Jeffrey A. Gould	$31,500	$964,224	18
Mitchell Gould	$31,500	$230,199	7
David Heiden	$31,500	$243,930	7
George Zweier	$19,194	$162,495	7

Option Grants and Exercises; Unexercised Options

Option Grants in 2005

BRT did not grant any stock options during fiscal 2005.

Option Exercises in 2005 and Fiscal Year End Option Values

			Number of Shares Underlying Unexercised Options at September 30, 2005		Value of Unexercised In-the-Money Options at September 30, 2005(2)
Name	Shares Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey A. Gould	4,000	$61,950	—	4,000	—	$58,430
Mitchell Gould	3,750	$58,500	—	3,750	—	$55,200
David Heiden	3,750	$58,500	—	3,750	—	$55,200
George Zweier	3,750	$60,188	7,500	3,750	$107,025	$55,200
Mark H. Lundy	4,000	$61,950	—	4,000	—	$58,430

(1)          Represents the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2)          Represents the difference between the closing price of our common shares and the exercise price of the options. The closing price of our common shares on the New York Stock Exchange on September 30, 2005 was $23.37.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is composed of three independent trustees. The Compensation Committee is responsible for determining the compensation of our chief executive officer and for advising our board of trustees on matters pertaining to compensation arrangements for other executive employees, as well as administration of our stock option plan and the BRT Realty Trust 2003 Incentive Plan. The compensation determinations made by the Compensation Committee are approved by the entire board of trustees prior to implementation.

In fiscal 2005, the only officers who were compensated directly by the Trust were Jeffrey A. Gould, president and chief executive officer, George Zweier, vice president and chief financial officer, Mitchell Gould, vice president, and David Heiden, vice president. The other officers, including Simeon Brinberg, senior vice president and secretary, David W. Kalish, senior vice president-finance, and Mark H. Lundy, senior vice president and assistant secretary, received compensation from Gould Investors L.P. (and other affiliated entities) and, pursuant to a shared services agreement between the Trust, Gould Investors L.P. and other affiliated entities, payroll expenses were allocated to us based on the estimated time devoted by the executive to our affairs in comparison to the estimated time devoted by the executive to the affairs of the other entities which participate in the sharing arrangement. The allocation for payroll expenses of all executive officers of the Trust (4 in number) pursuant to the shared services agreement was $403,752 in the aggregate in fiscal 2005 and exceeded $100,000 with respect to each of Messrs. Brinberg and Lundy. A portion of the allocated expenses in fiscal 2005 was attributable to time expended by executive officers in connection with legal and accounting activities, including financings, banking matters, joint venture activities and corporate governance matters, and in connection with compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Compensation Overview

The annual compensation of executive officers is composed of three elements: (i) an annual component made up of base salary; (ii) an annual bonus; and (iii) a long term incentive-based compensation for executive officers realized through the granting of stock options and the awarding of restricted shares.

Base Salary and Bonus

Base salaries are targeted to be competitive with salaries paid to senior executives at other real estate investment trusts and take into account an individual’s performance, the Trust’s operating performance in the most recently concluded fiscal year and the number of years an individual has been associated with the Trust in an executive capacity. The determination of base compensation of the Trust’s executives is subjective and is not based on any structured formula. In determining compensation for 2006, the Compensation Committee took into account our results of operations for fiscal 2005, the increase in our loan originations year over year, the management of the Trust’s loan portfolio and real estate portfolio and the cash dividend paid to shareholders.

The Trust does not have a bonus plan in existence. Bonuses, if any, are granted on a case by case basis, with the amount paid to any executive being subjective in nature. In considering and awarding bonuses, the Compensation Committee takes into consideration the base compensation of each officer, the performance of each officer during the most recently concluded fiscal year, the results of operations for such year, and, except for the chief executive officer, the recommendations of management. (The total amount of bonuses approved for executive officers  (other than our chief executive officer) for their performance in 2005, which will be paid in 2006, is $40,500). These bonuses will be paid to three of the Trust’s executive officers who are employed full time by the Trust and does not include the Trust’s chief executive officer. No bonuses are paid to executive officers who provide services to the Trust under the Shared Services Agreement.

Long Term Compensation—Stock Options and Restricted Stock Awards

Stock options, which are purely discretionary and are not based on any formula, may be granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of the compensation provided for under stock options cannot be realized unless there is an appreciation in the price of the shares over a specified number of years.

In 2003, the board of trustees authorized, and shareholders approved, the adoption of the BRT Realty Trust 2003 Incentive Plan. The 2003 Incentive Plan authorizes the grant of incentive and non-statutory options and the awarding of restricted shares. The granting of options and the awarding of restricted shares under the 2003 Incentive Plan is at the discretion of the Compensation Committee, is approved by the board of trustees, and is not based on any formula. To date, no options have been granted under the 2003 Incentive Plan. In 2005, the Compensation Committee approved the awarding of 36,950 restricted shares under the 2003 Incentive Plan to a total of 26 persons, including employees, officers, trustees and consultants. The awards granted in 2005 provide for five year “cliff” vesting and, therefore, the shares awarded cannot be transferred by the recipient until the five year vesting period has been satisfied. Accordingly, the award of restricted shares under the 2003 Incentive Plan cannot be realized unless the awardee remains an officer, trustee, employee or consultant of the Trust for a continuous period of five years during which five year period the awardee realizes the benefits of any cash dividends paid on the shares awarded to him. The Compensation Committee believes that awarding restricted shares aligns the interest of awardees with those of the Trust’s shareholders, furthers retention of executives and employees, and provides the recipients with an incentive to devote their best efforts in pursuing the success of the Trust by providing awardees with an opportunity to share in the growth and prosperity of the Trust through their ownership of shares.

CEO Compensation

Jeffrey A. Gould, a trustee and president, became chief executive officer effective January 1, 2002. In setting Mr. Gould’s compensation for 2006, the Compensation Committee sought to provide compensation which is competitive with other real estate investment trusts of a size similar to the Trust. In order to measure chief executive officer compensation of other real estate investment trusts, the Compensation Committee reviewed the data for chief executive officers contained in the 2005 Compensation and Benefits Survey sponsored by the National Association of Real Estate Investment Trusts. In addition, the Compensation Committee reviewed Mr. Gould’s compensation for 2005, including his salary, restricted share award and perquisites, and fees received by him from affiliated service companies. The Compensation Committee evaluated Mr. Gould’s personal performance as well as the Trust’s financial performance in 2005, particularly noting the 12% increase in loan originations in 2005 as compared to 2004, the 57% increase in revenues in 2005 compared to 2004 (including the 55% increase in interest and fee income for such period), the 57% increase in operating income in 2005 versus 2004 (net income before gains on sale of securities, minority interest and discontinued operations and equity in earnings of unconsolidated ventures) and the increase in the cash distribution paid to shareholders during the fiscal year from $.48 per share per quarter to $.50 per share per quarter.

Based on its review, the Compensation Committee determined to increase Mr. Gould’s annual base salary commencing January 1, 2006 from $390,000 to $415,000, a 6.4% increase, and awarded him a bonus of $60,000 which will be paid in 2006. Mr. Callan did not participate in the consideration of Mr. Gould’s compensation. The determination of Mr. Gould’s compensation is subjective in nature.

David G. Herold (Chairman)
Patrick J. Callan, Sr.
Jeffrey Rubin

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fredric H. Gould, chairman of our board of trustees, is chairman of the board of directors and chief executive officer of One Liberty Properties, Inc., a real estate investment trust listed on the New York Stock Exchange that is engaged in the ownership of a diversified portfolio of income-producing real properties that are net leased to tenants, generally under long-term leases. He is also chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P., a limited partnership that owns and operates a diversified portfolio of real estate and invests in other companies active in the real estate industry, and he is the sole member of a limited liability company which is the other general partner of Gould Investors L.P. Jeffrey A. Gould, a trustee and our president and chief executive officer, is a senior vice president and director of One Liberty Properties, Inc. and a vice president of the managing general partner of Gould Investors L.P. Matthew J. Gould, a trustee and one of our senior vice presidents, is a senior vice president and director of One Liberty Properties, Inc., and president of the managing general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 27% of our outstanding common shares of beneficial interest. In addition, David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of our company, are also executive officers of One Liberty Properties, Inc. and of the corporate managing general partner of Gould Investors L.P.

We and certain related entities, including Gould Investors L.P. and One Liberty Properties, Inc., occupy common office space and use certain services and personnel in common. In fiscal 2005, we paid Gould Investors L.P. $708,000 for general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount included $49,000 contributed to the annual rent of $383,000 paid by Gould Investors L.P., One Liberty Properties, Inc. and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located, and an aggregate of $403,752 allocated to us for services (primarily legal and accounting) performed by certain executive officers who are not engaged by us on a full-time basis, including the amounts allocated for the salary of Mark H. Lundy as set forth in the “Summary Compensation Table” and $77,687 and $122,823 allocated for the salaries of David W. Kalish and Simeon Brinberg, respectively. The allocation of general and administrative expenses is computed in accordance with a shared services agreement, or the “Shared Services Agreement,” and is based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity to the Shared Services Agreement. The services of secretarial personnel generally are allocated on the same basis as that of the executive to whom each secretary is assigned. We also lease under a direct lease with a subsidiary of Gould Investors L.P. approximately 1,800 square feet at an annual rental of $54,000, which is a competitive rent for comparable office space in the area in which the building is located.

In fiscal 2005, we paid Majestic Property Management Corp., a company in which we have no ownership interest and which is 100% owned by Fredric H. Gould, chairman of our board of trustees, fees for management services and brokerage fees totaling $102,000, representing approximately 2% of the 2005 revenues of Majestic Property Management Corp. In addition, in fiscal 2005, eight unconsolidated joint ventures in which we own a 50% joint venture interest paid fees to Majestic Property Management Corp. for management fees, brokerage commissions and construction supervisory fees totaling $285,000, representing approximately 6% of the fiscal 2005 revenues of Majestic Property Management Corp. Majestic Property Management Corp. provides real property management, real estate brokerage and construction supervision services for affiliated and non-affiliated entities. Fredric H. Gould received compensation from Majestic Property Management Corp. of $122,875 in fiscal 2005, and our executive officers received compensation from Majestic Property Management Corp. in fiscal 2005 as follows: Jeffrey A. Gould, $591,400; Matthew J. Gould, $203,575; Simeon Brinberg, $50,957; David W. Kalish, $46,700; Mark H. Lundy, $66,532; and Israel Rosenzweig, $496,066. The management services provided by Majestic

Property Management Corp. to us include, among other things, rent, billing and collection, leasing (including compliance with regulatory statutes and rules; i.e., New York City rent control and rent stabilization rules), property maintenance and repair and property sales.

Pursuant to an advisory agreement, which we refer to as the Advisory Agreement, between us and REIT Management Corp., REIT Management Corp. furnishes advisory and administrative services with respect to our assets, subject to the supervision of our trustees. Among other things, REIT Management Corp. arranges credit lines for us and its personnel participate in our loan analysis and approvals, investment advice, building inspections and litigation support. For services performed by REIT Management Corp. under the Advisory Agreement, REIT Management Corp. receives an annual fee of ½ of 1% of invested assets (as defined in the Advisory Agreement) other than mortgages receivable, subordinated land leases and investments in unconsolidated ventures, with a 1% fee payable on mortgages receivable, subordinated land leases and investments in unconsolidated ventures. The fee to REIT Management Corp. includes non-accruing mortgage receivables to the extent they exceed allowances for loan losses. The fee is computed and payable quarterly, subject to adjustment at year end. In fiscal 2005, REIT Management Corp. earned $1,862,000 under the Advisory Agreement. Our borrowers pay fees directly to REIT Management Corp. based on loans originated. These fees totaled $2,697,000 in fiscal 2005.

All of the outstanding shares of REIT Management Corp. are owned by Fredric H. Gould, the chairman of our board of trustees. Fredric H. Gould and Matthew J. Gould, a trustee and officer of our company, who are salaried officers of REIT Management Corp., received compensation from REIT Management Corp. of $1,403,078 and $1,159,885, respectively, in fiscal 2005. Simeon Brinberg, David W. Kalish and Mark H. Lundy, officers of our company, received compensation from REIT Management Corp. in fiscal 2005 of $219,774, $460,092 and $582,502, respectively. Jeffrey A. Gould, a trustee and our president and chief executive officer, and Israel Rosenzweig, a senior vice president, did not receive any direct compensation from REIT Management Corp. in fiscal 2005, but each received compensation from other affiliated service companies wholly-owned by Fredric H. Gould in fiscal 2005, none of which, other than REIT Management Corp. and Majestic Property Management Corp., received fees from our company in fiscal 2005. Jeffrey A. Gould may be deemed to have indirectly received from REIT Management Corp. in fiscal 2005 approximately $589,116 and Israel Rosenzweig may be deemed to have indirectly received from REIT Management Corp. in fiscal 2005 approximately $589,116, because the compensation paid by affiliated service companies wholly-owned by Fredric H. Gould to Jeffrey A. Gould and Israel Rosenzweig and our other officers referred to in this section “Certain Relationships and Related Transactions” is not determined by the profitability of any one of the affiliated service companies but is related to the total profitability of all of these service companies.

The Advisory Agreement provides that directors, officers, and employees of REIT Management Corp. may serve as trustees, officers and employees of our company, but such persons may not receive cash compensation from us for services rendered in the latter capacities.

The Advisory Agreement, which was entered into in February 1983, has been renewed for a term ending December 31, 2010 and is renewable on an annual basis by our board of trustees, for a maximum five-year period. Notwithstanding such renewal, our shareholders have the right to rescind the renewal of the Advisory Agreement authorized at the preceding board of trustees meeting, if at a special meeting of shareholders specifically called for such purpose by holders of at least 20% of the outstanding shares, a majority of the outstanding shares entitled to vote thereon determine that the Advisory Agreement shall not be renewed. In the event the Advisory Agreement is not renewed in any year by our board of trustees or such renewal is rescinded by a majority of the outstanding shares entitled to vote thereon at a special meeting called for such purpose, the Advisory Agreement will have a balance of four years remaining on the existing term.

The fees paid by us to Majestic Property Management Corp. and REIT Management Corp. and the expenses reimbursed to Gould Investors L.P. under the Shared Services Agreement were approved by our Audit Committee and non-management trustees. The fees to Majestic Property Management Corp. were based on fees which would have been charged by unaffiliated persons for comparable services. The fees paid by us to REIT Management Corp. were paid pursuant to the Advisory Agreement and the expenses reimbursed to Gould Investors L.P. were reimbursed pursuant to the Shared Services Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and trustees, and persons who beneficially own more than 10% of our shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, trustees and greater than 10% beneficial owners are required by the rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, to furnish us with copies of all Section 16(a) forms they file. We prepare and file the requisite forms on behalf of our executive officers and trustees.

Based on a review of information supplied to us by our executive officers and trustees, we believe that all Section 16(a) filing requirements applicable to our executive officers and trustees with respect to fiscal 2005 were met.

STOCK PERFORMANCE GRAPH

This graph compares the performance of common shares of beneficial interest of BRT Realty Trust with the Standard & Poor’s 500 Index and a peer group index consisting of publicly traded mortgage real estate investment trust’s prepared by the National Association of Real Estate Investment Trusts. The graph assumes $100 invested on September 30, 2000 and assumes the reinvestment of dividends. Historical performance during this period may not be indicative of future stock performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG BRT REALTY TRUST, THE  S & P 500 INDEX
AND THE NAREIT MORTGAGE INDEX

*       $100 invested on 9/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

CUMULATIVE TOTAL RETURN

	September 30, 2000	September 30, 2001	September 30, 2002	September 30, 2003	September 30, 2004	September 30, 2005
BRT Realty Trust	100.00	124.74	171.54	277.78	340.21	398.92
S&P 500 Index	100.00	73.38	58.35	72.58	82.65	92.78
NAREIT Mortgage	100.00	164.88	223.04	326.17	420.88	353.03

SUBMISSION OF SHAREHOLDER PROPOSALS

Our annual meeting of shareholders for the year ending September 30, 2006 is scheduled to be held in March 2007. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the 2007 meeting, the proposal must be received by us no later than September 29, 2006.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead intended to be presented directly at the 2007 annual meeting of shareholders, rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, permit us to exercise discretionary authority to the extent conferred by proxy if we:

•       receive notice of the proposal before December 13, 2006 and advise shareholders in the 2007 proxy statement of the nature of the proposal and how management intends to vote on such matter, or

•       do not receive notice of the proposal before December 13, 2006.

OTHER MATTERS

As of the date of this proxy statement, we do not know of any matter other than those stated in this proxy statement which are to be presented at the annual meeting of shareholders. If any other matter should properly come before the meeting, the persons named in the proxy card will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By order of the Board of Trustees
Simeon Brinberg, Secretary
Dated: January 27, 2006

ANNUAL MEETING OF SHAREHOLDERS OF

BRT REALTY TRUST

March 10, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Trustees			2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
NOMINEES:
☐	FOR ALL NOMINEES	☐ Patrick J. Callan, Sr. ☐ Alan H. Ginsburg ☐ Jeffrey A. Gould ☐ Jonathan H. Simon	This Proxy when properly executed will be voted in the manner directed hereby by the undersigned.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BRT REALTY TRUST

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

March 10, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Simeon Brinberg and Mark H. Lundy as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Beneficial Interest, $3.00 par value of BRT Realty Trust held of record by the undersigned on January 23, 2006 at the Annual Meeting of Shareholders to be held on March 10, 2006 or any adjournments thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

BRT REALTY TRUST

March 10, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and
follow the instructions. Have your proxy card available	ACCOUNT NUMBER
when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow
the on-screen instructions. Have your proxy card
available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Trustees			2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
NOMINEES:
☐	FOR ALL NOMINEES	☐ Patrick J. Callan, Sr. ☐ Alan H. Ginsburg ☐ Jeffrey A. Gould ☐ Jonathan H. Simon	This Proxy when properly executed will be voted in the manner directed hereby by the undersigned.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.